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                                                                    EXHIBIT 10.5

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

                              DALEEN HOLDINGS, INC.

                       FORM OF INDEMNITY PROMISSORY NOTE
                                (NON-NEGOTIABLE)

$1,650,000.00                                                Boca Raton, Florida

         Daleen Holdings, Inc. (the "Obligor"), a Delaware corporation, for value received, hereby promises to pay to ___________ ("Holder"), in Holder's capacity as the Sellers' Rep and for the benefit of the Sellers, in lawful money of the United States at the address of the Holder set forth below, the initial principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00). All terms not defined herein shall have the meanings given to them in the Stock Purchase Agreement, dated May 7, 2004 (the "Stock Purchase Agreement"), among the Obligor, Protek Telecommunications Solutions Limited, a company formed under the laws of England and Wales ("Protek"), and the stockholders and optionholders of Protek party thereto. This Note is the Indemnity Note provided for under the Stock Purchase Agreement. The obligations of the Company under this Note are secured by the deposit of an aggregate of $1,650,000 with the Escrow Agent.

         1. Principal and Interest. The outstanding principal amount of this Note shall bear interest at a rate equal to (a) the rate payable from time to time on funds held in the account established by the Escrow Agent plus (b) the applicable Penalty Rate on the amount of the First Mandatory Prepayment or Second Mandatory Prepayment, as the case may be, if such payments have not been made on or before April 30, 2005 and April 30, 2006 respectively. Interest accrued with respect to any portion of the principal amount hereof shall be payable concurrent with delivery of such amount. Interest shall be calculated using the actual number of days elapsed during the applicable interest period and a calendar year of 365 or 366 days, as applicable. The outstanding principal amount of this Note shall be subject to mandatory prepayment and reduction from time to time as described in the Stock Purchase Agreement and in Sections 2 and 3 below.

         For purposes of this Note, the "Penalty Rate" shall mean (a) 100 basis points or (b) for any period of accrual of the Penalty Rate during which Watterson is no longer employed by the Obligor or any of its subsidiaries, 300 basis points.

         The Note may be prepaid without penalty, in whole or in part, at any time. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

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         Any payments to be made to Holder hereunder shall be made to Holder in his capacity as Sellers' Rep, and shall be made by wire transfer of immediately available funds to such accounts as Holder shall designate by written notice to the Obligor, such notice to specify the proportions in which such payments are to be allocated among such accounts.

         2. Mandatory Prepayments; Maturity. (a) First Mandatory Prepayment. If, as of the 30th calendar day after the receipt by Buyer of its audited financial statements for fiscal year ending December 31, 2004, the excess, if any, of (x) the outstanding principal amount of this Note over (y) the aggregate amount of all good faith claims made by the Buyer Indemnitees pursuant to Section 11 of the Stock Purchase Agreement (such excess, the "Unclaimed Principal Amount") is equal to or greater than seventy-five percent (75%) of the initial principal amount of this Note, then fifty percent (50%) of the Unclaimed Principal Amount shall be paid to the Holder, together with interest accrued thereon in accordance with Section 1 of this Note (the "First Mandatory Prepayment"). For the purpose of avoidance of doubt, it is acknowledged for purposes of this
Section 2 that in respect of any third party claim a Buyer Indemnitee shall have a good faith claim in respect of the full amount (including Buyer's reasonable estimate of attorneys fees and costs) claimed by such third party (or, if no specific amount is claimed, Buyer's good faith determination of such Buyer Indemnitee's maximum exposure if all claims presented by such third party claimant were to be finally determined adversely to such Buyer Indemnitee).

         (b) Second Mandatory Prepayment. If, as of the 30th calendar day after the receipt by Buyer of its audited financial statements for fiscal year ending December 31, 2005, there remains any Unclaimed Principal Amount under this Note, then such Unclaimed Principal Amount shall be paid to the Holder, together with interest accrued thereon in accordance with Section 1 of this Note (the "Second Mandatory Prepayment").

         (c) Further Mandatory Prepayments. From and after the date on which the Second Mandatory Prepayment is paid or, if an Unclaimed Principal Amount then existed, would have been made, upon each resolution of an outstanding claim for indemnification in accordance with Section 3 below, a calculation of the Unclaimed Principal Amount after giving effect to such determination shall be made and the Unclaimed Principal Amount, if any, released.

         (d) Maturity. The outstanding principal amount and accrued but unpaid interest on this Note shall mature and become immediately due and payable upon the fifth business day after the final determination of all claims for indemnification made by any Buyer Indemnitee under Section 11 of the Stock Purchase Agreement. All mandatory prepayments described in clauses (a) through
(c) preceding shall be immediately due and payable upon the fifth business day after the date of the respective determination provided for therein.

         3. Reduction of Amounts Owing. Upon the earlier of (x) the 20th business day after delivery by a Buyer Indemnitee of a written claim for indemnification under Section 11 of the Stock Purchase Agreement if the Sellers' Rep has not delivered to the Buyer a written notice of objection to such claim by such day, (y) the date of a written agreement between the Sellers' Rep and such Buyer Indemnitee establishing the amount of such claim to be indemnified and (z) a final and binding adjudication of such claim for indemnification, the outstanding principal amount of this Note shall be reduced by (a) if pursuant to clause (x) preceding, the amount so claimed, (b) if pursuant to clause (y) preceding, the agreed upon amount, or (c) if pursuant to clause (z) preceding,

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the amount of indemnification to which such Buyer Indemnitee is so determined to be entitled. Accrued but unpaid interest on this Note shall be reduced by the amount of interest attributable to such reduction of principal. For the avoidance of doubt, no sum shall be payable under this Note other than from sums that are held within the Indemnity Escrow Account, and the Holder undertakes not to seek payment of any sum under this Note other than from the sums held in the Indemnity Escrow Account. The Obligor confirms that it shall execute and deliver such written instructions to the Escrow Agent as are required by the Stock Purchase Agreement to be delivered by the Obligor in order to effect the release of funds from the Escrow Account in accordance with the terms of the Stock Purchase Agreement.

         4. Presentation of Note on Payment or Other Adjustment. In the event that the outstanding principal amount of this Note is reduced pursuant to its terms, including by payment or reduction pursuant to Section 3, the Obligor may at any time thereafter and in its sole discretion request that the Holder present this Note at the principal offices of the Holder or at such other location (including the offices of Holder's English counsel) for notation thereon of, or attachment thereto of an allonge evidencing, such payment and/or reduction. This right has been granted for the protection and convenience of the Obligor, and any reduction of the principal amount and accrued but unpaid interest on this Note in accordance with the terms hereof shall be effective and binding irrespective of any failure of the Obligor to request presentation of this Note for such notation or attachment.

         5. Assignment. This Note may not be assigned or transferred in whole or in part without the prior written consent of the Obligor and the Holder, other than a transfer in whole to an entity that controls, is controlled by, or is under common control with the Holder.

         6. Default. Upon default in the payment of any amount due under this Note, in addition to any other remedy the Holder may exercise, if the default in payment is not cured by the Obligor within ten Business Days after notice, the rate of interest accruing on the unpaid principal balance of the Note may, at the Holder's option, be increased by the Penalty Rate.

          7. Governing Law. This Note shall be governed in all respects by the internal laws of the State of New York.

          8. Other Agreements. This Note is subject to the additional terms and conditions set forth in the Stock Purchase Agreement.

          9. Invalidity of Terms. In case any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Note shall in not way be affected or impaired thereby.

          10. Waiver of Jury Trial. THE OBLIGOR AND, BY ACCEPTANCE OF THIS NOTE, THE HOLDER EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING FROM OR RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH (INCLUDING THE STOCK PURCHASE AGREEMENT), ANY TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

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          11. Submission to Jurisdiction. The Obligor, and by acceptance of this
Note, the Holder each (a) hereby irrevocably submits itself and consents to the jurisdiction of the United States District Court for the State of New York located in New York, New York, or the state courts of the State of New York located in New York, New York, for the purpose of any suit, action or other proceeding in connection with this Note or any documents executed in connection herewith (including the Stock Purchase Agreement) or to enforce a resolution, settlement, order or award made regarding this Note or any other document executed in connection herewith or transaction contemplated hereby, (b) hereby irrevocably waives the right to commence any suit, action or other proceeding in connection with this Note or any other documents executed in connection herewith in any other jurisdiction (including any foreign jurisdiction) that might otherwise be available by reason of their presence or other circumstances in connection with this Note or any other documents executed in connection herewith, and (c) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court or that the suit, action or proceeding is improper.

          12. No Rights of Offset. Except as permitted by the terms hereof or the Stock Purchase Agreement, the Obligor will recognize the Holder as entitled to this Note free from any equity, set-off or cross-claim on the part of the Obligor or any affiliate thereof.

         13. Attorneys' Fees. The Obligor, and by acceptance of this Note, the Holder each hereby agree that if any action at law or in equity is necessary to enforce or interpret the terms of this Note or any document executed in connection herewith, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party is entitled.

         14. Notices. The Obligor, and by acceptance of this Note, the Holder each hereby agree that any and all notices or other communications or deliveries provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given or made for all purposes if sent by hand-delivery, registered first-class mail, telex, telecopier, or courier guaranteeing overnight delivery, as follows (or at such other address as shall have been furnished in writing given in accordance with this provision):

         (a)      if to the Obligor, to:

                  Daleen Technologies, Inc.
                  902 Clint Moore Road, Suite 230
                  Boca Raton, FL
                  Attention:  Legal Department
                  Facsimile No. (561) 981-1106

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                  with a copy to:

                  Kirkpatrick & Lockhart LLP
                  Henry W. Oliver Building
                  535 Smithfield Street
                  Pittsburgh, Pennsylvania  15222-2312
                  Attention:  Robert P. Zinn
                  Facsimile No.  (412) 355-6501

          (b)     if to Holder, to:

                  --------------
                  Attention :
                             -------------------

                  with a copy to:

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

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         IN WITNESS WHEREOF, the Obligor has caused this Note to be issued as of the date below.

Dated: May ___, 2004.

DALEEN HOLDINGS, INC.

By:
    -------------------------------------------------
Name:
    -------------------------------------------------
Title:
    -------------------------------------------------


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